UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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August Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by August Technology Corporation

Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934

Subject Company:  August Technology Corporation

SEC S-4 Registration Statement No. 333-127371

Commission File No. 000-30637

The following slides may be (i) posted on August Technology’s website; (ii) included in presentations by August Technology management to shareholders together with some or all of the PowerPoint slides filed with the SEC by August Technology on January 13, 2006; and (iii) referred to by August Technology management in response to questions from shareholders about the proposed merger with Rudolph Technologies, Inc.

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Implied Value Per Share of August Common Stock

Hypothetical
Trading Price of		Implied Value per share of August Common Stock*
Rudolph common stock at closing		$37.2 million of cash elected**	$60.0 million of cash elected***
$10.00		$8.18	$8.52
$10.25		$8.33	$8.65
$10.50		$8.49	$8.78
$10.75		$8.64	$8.91
$11.00		$8.80	$9.04
$11.25		$8.95	$9.17
$11.50		$9.10	$9.30
$11.75		$9.26	$9.44
$12.00		$9.41	$9.57
$12.25		$9.56	$9.70
$12.50		$9.72	$9.83
$12.75		$9.87	$9.96
$13.00		$10.03	$10.09
$13.25		$10.18	$10.22
$13.50		$10.33	$10.35
$13.75		$10.49	$10.48
$13.77	****	$10.50	$10.50
$14.00		$10.64	$10.62
$14.25		$10.80	$10.75
$14.50		$10.95	$10.88
$14.75		$11.10	$11.01
$15.00		$11.26	$11.14
$15.25		$11.41	$11.27
$15.50		$11.56	$11.40
$15.75		$11.72	$11.53
$16.00		$11.87	$11.67
$16.25		$12.03	$11.80
$16.50		$12.18	$11.93
$16.75		$12.33	$12.06
$17.00		$12.49	$12.19
$17.25		$12.64	$12.32
$17.50		$12.79	$12.45
$17.75		$12.95	$12.58
$18.00		$13.10	$12.71

*                           Represents blended value per share of August common stock.  Actual per share values will depend upon elections made by August shareholders and pro rations under the merger agreement.

Assumes valid elections are made for all shares of August common stock.

**                    $37.2 million is the minumum amount of cash that will be paid in the merger.  Represents $2.03 in cash + 0.6151 shares of Rudolph common stock.

***             $60 million is the maximum amount of cash that will be paid in the merger (based upon elections made by August shareholders).  Represents $3.27 in cash + 0.5247 shares of Rudolph common stock.

****  Closing price per share of Rudolph common stock on June 27, 2005.

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Consideration To Be Received by August Shareholders For Each Share After Proration

Percentage of	Percentage of	Aggregate consideration to be	Aggregate consideration to be
August shares for	August shares for	received for each share of	received for each share of
which there is an	which there is an	August common stock	August common stock
election to receive	election to receive	by August shareholders electing to receive	by August shareholders electing to receive
Rudolph common stock	$10.50 in cash	Rudolph common stock	$10.50 cash
100%	0%	$2.03 in cash + 0.6151 shares of Rudolph common stock	N/A
90%	10%	$1.09 in cash + 0.6834 shares of Rudolph common stock	$10.50 in cash
80.7%*	19.3%	0.7625 shares of Rudolph common stock	$10.50 in cash
80%	20%	0.7625 shares of Rudolph common stock	$10.50 in cash
70%	30%	0.7625 shares of Rudolph common stock	$10.50 in cash
68.8%**	31.2%	0.7625 shares of Rudolph common stock	$10.50 in cash
60%	40%	0.7625 shares of Rudolph common stock	$8.19 in cash + 0.1680 shares of Rudolph common stock
50%	50%	0.7625 shares of Rudolph common stock	$6.55 in cash + 0.2869 shares of Rudolph common stock
40%	60%	0.7625 shares of Rudolph common stock	$5.46 in cash + 0.3661 shares of Rudolph common stock
30%	70%	0.7625 shares of Rudolph common stock	$4.68 in cash + 0.4228 shares of Rudolph common stock
20%	80%	0.7625 shares of Rudolph common stock	$4.09 in cash + 0.4652 shares of Rudolph common stock
10%	90%	0.7625 shares of Rudolph common stock	$3.64 in cash + 0.4983 shares of Rudolph common stock
0%	100%	N/A	$3.27 in cash + 0.5247 shares of Rudolph common stock

Calculation based on 18,321,424 August shares outstanding as of 1/5/05. Assumes valid elections are made for all shares of August common stock.

*                 Represents percentage of August shares receiving Rudolph stock if the minimum amount of cash will be paid in the merger ($37.2 million).

**          Represents percentage of August shares receiving Rudolph stock if the maximum amount of cash will be paid in the merger ($60.0 million).

About August Technology

August Technology’s automated inspection and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market. With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system. Following detection August Technology’s decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions. Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization. Additional information can be found on the company’s website at www.augusttech.com.

About Rudolph Technologies, Inc.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers. The Company’s products provide a full-fab solution through its families of proprietary systems, which are used throughout the device manufacturing process. Rudolph’s product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry’s growth in order to enhance the competitiveness of its products in the marketplace. The Company’s success in creating complementary metrology and inspection applications through aggressive research and development is key to Rudolph’s strategy for continued technological and market leadership.

Additional Information and Where to Find It

Rudolph and August Technology have filed with the Securities and Exchange Commission a Joint Proxy Statement/Prospectus, which contains important information, including detailed risk factors.  This Joint Proxy Statement/Prospectus and other documents filed by Rudolph and August Technology with the SEC are available at http://www.sec.gov, the SEC’s website and at the companies’ websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively.  In a addition, investors may obtain free copies of the documents filed with the SEC by Rudolph or August Technology, without charge, by calling The Proxy Advisory Group of Strategic Surveillance, LLC at (866) 657-8728 or (212) 850-8150. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

Rudolph, August Technology and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of August Technology and the stockholders of Rudolph, as the case may be, in connection with the business combination transaction. Information about those executive officers and directors of Rudolph and their ownership of Rudolph’s common stock is set forth in the proxy statement for Rudolph’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2005.

Information about the executive officers and directors of August Technology and their ownership of August Technology common stock is set forth in the proxy statement for August Technology’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Rudolph, August Technology and their respective executive officers and directors in the business combination transaction by reading the Joint Proxy Statement/Prospectus regarding the business combination transaction when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.